Exhibit 99.1

Mullen Reports Improved 2024 Financial Results

Company finishes the 2024 fiscal year with growth of national dealer network, increased sales and delivery of vehicles

Fiscal year 2024 reduction of $85.4M in cash spend compared to fiscal year 2023

Successful launch of Bollinger Motors B4 production and sales

Company now has three EV production lines in the U.S. with national sales and service networks supporting Mullen

Class 1 and 3 and Bollinger Class 4 commercial vehicles

Company announces further increase in operational efficiencies driving $13M annual reduction in cash spend effective Feb. 1, 2025

BREA, Calif., Jan. 24, 2025 – via IBN – Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, today announces financial results for the twelve months ended Sept. 30, 2024, and a current business update.

Commenting on fiscal year 2024 (“FY2024”), and recent Company developments, CEO and chairman David Michery stated:

“2024 was a challenging year for the electric vehicle industry, including Mullen. In the retail market, the previous projections for EV growth rates have not materialized and the conclusion by many has been EVs are ‘not selling.’ It is true that the large OEMs have slowed their aggressive EV plans, but have certainly not stopped. However, I want to make it clear that Mullen is not in the retail market. We are in the commercial market with different market conditions, adoption criteria and customers. In the commercial market, it has only really been the last few years that OEMs have brought vehicles to customers and in some vehicle classes, there are still no entries. Consequently, adoption is still at the very early stages and is now growing.

“For all new commercial EV manufacturers, there has been a continued slowdown in available capital, high interest rates, supply chain issues, regulatory hurdles to deal with as well as the unknown impact of the new administration’s potential regulatory and incentives and tax changes. Many new OEMs have not weathered the storm and, unfortunately, were forced to close. Mullen however, managed successfully to face these challenges head on and has made significant progress in many areas.

“While I am proud of the Company’s accomplishments, I share investor disappointment with the performance of Mullen stock. There are many reasons I have previously expressed to shareholders why I believe the price of the Company stock does not closely reflect the value of the Company. I believe the Company’s real estate assets, manufacturing capabilities and intellectual property portfolio value exceeds the current market capitalization. The Company was able to successfully achieve full certification to sell its Class 1 EV cargo van and 3 EV truck, as well as Bollinger Class 4 trucks. Our Tunica, Mississippi, facility is fully equipped and has produced hundreds of commercial EVs. I do recognize a slow start of sales and as a result, we are revising our sales forecast to reflect slower growth than previously anticipated. Commercial customers require longer lead time to evaluate our new Company, brand and product offerings, including fleet managers, who often require vehicle pilots to gain the confidence they need in confirming our EVs perform and meet their specific requirements. We are gaining meaningful traction now on the sales front, and the Company is laser focused on the sale of its commercial vehicles where we believe we have a clear competitive advantage at this time.

“Being fully aware of the extremely difficult capital-raising environment, the Company has recently initiated further significant cost-cutting measures to minimize our operating expenses for 2025. These reductions are a result of a singular focus on our commercial business and include continued elimination of operating expenses where it is not critical for the sales and growth of our Company.

“As you will note from the updates below, there are many reasons I remain positive, including the fact that we now have three vehicle lines that are currently in U.S. production, generating cash from sales and building demand for our EVs from several different customer verticals. We believe no other recently established EV company in the U.S. can say this.”

Recent Company Highlights

Mullen Commercial – Troy, Michigan

Class 1 and 3 Commercial Vehicles

●	Recent sale and order activity for Mullen commercial EVs include:

○	Mullen ONE All-Electric Cargo Van to Mr. Appliance® of Owings Mills, Maryland, marking the Company’s first venture into the home service vertical.

○	10 Class 3 EV cab chassis trucks order from Associated Coffee, a San Francisco Bay Area coffee and snack distributor.

○	Two Mullen THREE, Class 3 EV trucks with vehicle upfits performed by Phenix Truck Bodies & Van Equipment (“Phenix”) order from Westland Floral.

○	The Company continues commercial EV adoption across college campuses with two new EV Class 1 orders from leading California universities in Los Angeles and the San Francisco Bay Area.

●	The Company has conducted many recent ride-and-drive events to increase awareness in many verticals, including Work Truck Exchange, AltWheels Fleet Day, Zeem SeaTac EV Fleet Ride & Drive, ZEV Tour – Clean Fleet Experience, NTEA Commercial Upfitting Summit, Fleet Forward Conference and Zero Emissions Showcase.

●	In November 2024, Mullen announced that Emerald Transportation Solutions, a premier commercial refrigeration (“reefer”) vehicle upfitter, is working with the Papé Group (“Papé”) to develop an advanced reefer upfit for the Mullen THREE, a Class 3 all-electric truck.

Bollinger Motors – Oak Park, Michigan

Class 4 Commercial Truck

●	Bollinger Motors started production and delivered its first five B4 trucks to customers in September 2024, recognizing its first revenues of $703K in FY24. Since September, the company has delivered an additional 26 B4 trucks recognizing additional revenues of $3.6M in FY25. To date, the company has delivered a total of 31 B4 trucks and recognized revenues of $4.2M.

●	Bollinger has expanded its national sales and service network to include over 50 sales and service locations including TEC Equipment, Affinity Truck Center, Anderson Motors, Bergey’s Truck Centers, Broadway Ford Truck Center, Nacarato Truck Centers, and Nuss Truck and Equipment.

●	As of November 2024, the Bollinger B4 Class 4 electric trucks are available for government fleets through its partnership with National Auto Fleet Group under the Sourcewell contract agreement #032824-NAF.

●	In November 2024, the 2025 Bollinger B4 became eligible for New York State’s New York Truck Voucher Incentive Program, an incentive for commercial electric vehicles from the New York State Energy and Research Development Authority providing up to a $100,000 cash voucher incentive on the all-electric B4 truck.

●	Robert Bollinger, founder of Bollinger Motors, provided Bollinger with $10 million in non-dilutive long-term debt financing to support Bollinger’s production ramp-up and sale of the B4, Class 4 EV truck.

Battery Technology – Fullerton, California

●	In November 2024, the Company announced continued progress for battery production in Fullerton, California, with the addition of three battery lines installed in support of U.S.-made battery components and manufacturing. Lines include:

○	High volume standard battery chemistry line.

○	High precision, low volume standard chemistry R&D line.

○	A high precision, low volume solid-state polymer R&D line.

●	On Dec. 17, 2024, Mullen Automotive submitted a modified plan to the U.S. Department of Energy (“DOE”) that incorporates its facilities in Mishawaka, Indiana, and Fullerton, California, for U.S.-based battery and pack production. In total, Mullen is seeking $55 million in matching DOE funds to support the U.S. manufacturing capabilities.

FY2024 Highlights

During the fiscal year ended Sept. 30, 2024, the Company successfully transitioned from pre-revenue product development to revenue generation for Mullen Commercial EVs and Bollinger Motors began revenue generation with the launch of the Class 4 electric truck in September of 2024.

Mullen Commercial – Troy, Michigan

Class 1 and 3 Commercial Vehicles

●	Growth of vehicles invoiced grew substantially from fiscal years 2023 to 2024:

○	443 vehicles invoiced in 2024 compared to 35 vehicles invoiced in 2023.

○	The Company invoiced $21 million for vehicles in 2024 compared $1 million for vehicles invoiced in 2023.

●	In 2024, Mullen Automotive made significant strides in expanding its dealer network across the U.S. The Company expanded dealer distribution from one dealer to seven new dealer partners, strengthening its retail presence and making Mullen vehicles more accessible to a wider commercial audience.

●	In September 2024, Papé Truck placed an initial order for 43 Class 3 EV trucks and 7 Class 1 EV cargo vans. The total purchase for the 50 units had a retail sales value of $3.1 million.

●	In September 2024, Mullen announced the addition of premier full-service dealer, Papé Kenworth, to its commercial EV dealer network. Based in Eugene, Oregon, Papé Kenworth became Mullen’s seventh franchise dealer partner expanding fleet opportunities for the Company’s full line of commercial electric vehicles. Papé Group, which includes Papé Kenworth, consists of five operating companies with over 150 locations in nine states, with 815 service bays and more than 1,500 technicians.

●	In 2024, the Company continued sales momentum with leading higher education colleges and universities across the U.S. Orders include Princeton University in Princeton, New Jersey, University of Virginia in Charlottesville, Virginia, and University of North Carolina in Charlotte, North Carolina, and public California universities in Los Angeles and the San Francisco Bay Area.

●	The State of Massachusetts issued MOR-EV approval, granting Mullen’s Class 3 EV truck a $15,000 cash voucher per vehicle sold.

●	In July 2024, Mullen’s Class 1 EV cargo van received approval for the MOR-EV Program, granting a $3,500 rebate in Massachusetts. When combined with the available $7,500 federal tax credit, the net effective cost of the Mullen ONE would be approximately $23,500.

●	In May 2024, Mullen announced continued Commercial EV dealer expansion in the Midwest with Ziegler Truck Group and in the Pacific Northwest with Range Truck Group.

●	In May 2024, Mullen added a California-based and HVIP-approved dealer, National Auto Fleet Group with locations in Watsonville and Alhambra, California.

●	In May 2024, Mullen added one of the largest U.S. commercial dealers, Pritchard EV, to its dealer network.

●	In April 2024, California issued Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) approval, granting Mullen’s Class 3 EV trucks a $45,000 cash voucher per vehicle sold.

●	In April 2024, Mullen announced new California Air Resources Board (“CARB”) approval for the 2025 model year Class 3 EV cab chassis truck.

●	In January 2024, Mullen announced the completion of a new light-weight service truck body for the all-electric Mullen THREE, targeted for utility and municipality customers. The vehicles are available now and were developed in collaboration with Phenix Truck Bodies & Van Equipment and Knapheide Manufacturing.

Bollinger Motors – Oak Park, Michigan

Class 4 Commercial Vehicle

●	Bollinger Motors launched production of the Bollinger B4 Class 4 electric truck on Sept. 16 at Roush Industries in Livonia, Michigan

●	First deliveries of Bollinger B4 electric trucks went to Nacarato Truck Centers with a retail sales value of nearly $800,000.

●	In September 2024, Bollinger achieved CARB certification, and, in November, CARB approved the 2025 Bollinger B4 for HVIP. Under HVIP, the Bollinger B4 electric truck now qualifies for a rebate of up to $60,000. When combined with the available $40,000 federal tax credit, the net effective cost of the Bollinger B4 would be less than $59,000. The B4 also qualifies for substantial state-based incentives, including New York, New Jersey and Massachusetts.

●	In July 2024, Bollinger Motors named former GM executive James Taylor as CEO taking over from company founder Robert Bollinger. In addition, Bollinger promoted Bryan Chambers to president and chief operating officer.

●	In June 2024, Bollinger received EPA certification for Class 4 EV Commercial Trucks, which is a critical step to selling vehicles in the U.S.

●	In May and June 2024, Momentum Group and Envirocharge placed B4 orders intended for Class 4 mobile EV charging truck solutions.

Battery Technology – Fullerton, California

●	Mullen has made substantial investments and strategic decisions that underscore the Company’s commitment to advancing U.S. manufacturing of batteries and battery systems as well as reducing supply chain risks by manufacturing packs in house for their vehicles. Investments include:

○	Strategic acquisitions, including assets from Romeo Power and Nikola for battery pack production, and key infrastructure investments designed to increase speed to market.

○	Investments and startup costs totaling $12 million to date to further battery and pack development and manufacturing.

●	The Company is advancing its solid-state polymer pack program and is continuing to conduct battery and vehicle testing, which began road testing in February 2024.

●	Mullen is transitioning to manufacturing and assembly of battery systems in the United States and the Company’s first production units are planned to be released in late 2025.

●	In November 2023, Mullen originally announced the opening of the facility in Fullerton, with the goal of scaling U.S.-made EV battery module and pack production. The Company is focused on reducing reliance on foreign battery components.

Financial Results for the Twelve Months Ended Sept. 30, 2024

Net loss and loss per share

The net loss attributable to common shareholders after preferred dividends and other capital transactions with preferred stock owners was $471.0 million, or $1,425.6 net loss per share, for the twelve months ended Sept. 30, 2024, as compared to a net loss attributable to common shareholders after preferred dividends of $964.9 million, or $157,405 loss per share, for the twelve months ended Sept. 30, 2023, (giving effect to reverse stock split made effective on Sept. 17, 2024, at a ratio of 1-for-100 shares).

The net loss for the twelve months ended Sept. 30, 2024, included non-cash impairment charges totaling $119.2 million (in the previous year - $84.6 million), recognized primarily due to future funding uncertainties and a decrease in the Company’s market capitalization.

Revenue

For the twelve months ended Sept. 30, 2024, we recorded $1.1 million in revenues compared to $0.4 million for the twelve months ended Sept. 30, 2023.

For the twelve months ended Sept. 30, 2024, we invoiced for 443 commercial vehicles valued at $21 million compared to the twelve months ended Sept. 30, 2023, where we invoiced for 35 vehicles with a value of $1 million.

The difference between invoiced amounts and revenues is the Company continues to defer the revenue and accounts receivable recognition on most of Mullen commercial vehicles invoiced until invoices are paid and the return provision on the vehicles is nullified by the dealer’s sale of the vehicle to the end user.

In September 2024, our Bollinger segment achieved a major milestone, launching production of the B4 commercial truck. Additionally, Bollinger completed the sale of its first five units and recognized its first revenues of $0.7M. The B4 is generating strong traction in the market, and we expect significant sales growth from Bollinger in the coming year.

Invoiced during the year ended September 30, 2024 (dollars in thousands)

Vehicle type	Units invoiced	Amount invoiced	Revenue recognized
Mullen 3 (UU)	180	$11,658	$163
Mullen Urban Delivery (UD1)	258	8,568	228
Bollinger B4	5	703	703
Total	443	$20,929	$1,094

Invoiced during the year ended September 30, 2023(dollars in thousands)

Vehicle type	Units Invoiced	Amount invoiced	Revenue recognized
Mullen Urban Delivery (UD0)	25	366	366
Mullen 3 (UU)	10	652	-
Total	35	$1,018	$366

Cost of Revenues

The cost of revenues for the year ended Sept. 30, 2024, totaled $16.9 million and included $1.3 million for the cost of vehicles sold and $15.6 million in non-cash, inventory adjustments to net realizable value. Included in the $1.3 million of cost of vehicles sold was $0.2 million from the Mullen Commercial segment and $1.1 million from the Bollinger segment. Bollinger expects excess cost until target production capacity is reached sometime in FY25.In addition to the cost of vehicles sold, we recognized a non-cash, inventory adjustment to net realizable value of $15.6 million from the Mullen Commercial segment, primarily due to slow moving inventory where there are excess parts and systems.

Liquidity

We had total cash (including cash equivalents and restricted cash) of $10.7 million on Sept. 30, 2024, versus $155.7 million on Sept. 30, 2023. The Company has determined that its available liquidity of approximately $10.7 million is not sufficient to meet its current obligations for at least the next twelve months. The working capital as of Sept. 30, 2024, was negative and amounted to $120.0 million, or $38.5 million if adding back derivative liabilities and other liabilities settled in common stock. This compares to a positive $58.5 million of working capital or $133.3 million of working capital on Sept. 30, 2023, if adding back derivative liabilities and other liabilities settled in common stock.

During the twelve months ended Sept. 30, 2024, we paid off a $4.9 million current note payable that was secured by a mortgage on our Tunica, Mississippi, facility. We also issued new senior secured convertible notes with warrants for cash totaling $61.7 million. Current notes payable as of Sept. 30, 2024, was $5.4 million compared to $7.5 million as of Sept. 30, 2023, (balances include debt discounts). As of today, almost all of these notes and accumulated interest have been converted into shares of the Company’s common stock.

After Sept. 30, 2024, investors purchased an additional aggregate principal amount of $17.9 million, for $17.0 million in cash after deducting the 5% original issue discount.

The total cash spent (Operating and Investing cash flows) for the twelve months ended Sept. 30, 2024 and 2023 was $201.7 million and $287.1 million, respectively.

	Year Ended September 30,
	2024	2023
Net loss	$(505,826,551)	$(1,006,658,828)
Non-cash adjustments	313,054,243	821,435,469
Working capital investment	7,216,827	6,051,168
Net cash used in operating activities	(185,555,481)	(179,172,191)
Net cash used in investing activities	(16,148,055)	(107,923,309)
Total cash spent	$(201,703,536)	$(287,095,500)

Shareholders’ equity/(deficit)

Shareholders’ equity/(deficit) was ($16.6) million as of Sept. 30, 2024, versus $272.8 million as of Sept. 30, 2023. The decrease in stockholders’ equity for the twelve months ended Sept. 30, 2024, reflects the impairment charges of $119.2 million and other net losses of $386.6 million offset by equity issuances.

Financial statements

Following are the Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the twelve months ended Sept. 30, 2024 and 2023.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	September 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,321,827	$155,267,098
Restricted cash	426,851	429,372
Inventory	37,503,112	16,807,013
Prepaid expenses and prepaid inventories	14,798,553	24,955,223
Accounts receivable	124,295	671,750
TOTAL CURRENT ASSETS	63,174,638	198,130,456

Property, plant, and equipment, net	82,180,266	82,032,785
Intangible assets, net	27,056,030	104,235,249
Right-of-use assets	3,041,485	5,249,417
Related party receivable	-	2,250,489
Goodwill, net	-	28,846,832
Other noncurrent assets	3,178,870	960,502
TOTAL ASSETS	$178,631,289	$421,705,730

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$41,335,509	$13,175,504
Accrued expenses and other current liabilities	51,612,166	41,610,788
Derivative liabilities	79,742,180	64,863,309
Liability to issue shares	1,771,025	9,935,950
Lease liabilities, current portion	2,893,967	2,134,494
Notes payable	5,399,777	7,461,492
Refundable deposits	417,674	429,372
TOTAL CURRENT LIABILITIES	183,172,298	139,610,909
Liability to issue shares, net of current portion	356,206	1,827,889
Lease liabilities, net of current portion	11,648,662	3,566,922
Deferred tax liability	-	3,891,900
TOTAL LIABILITIES	$195,177,166	$148,897,620

Contingencies and claims (Note 19)

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 126,263,159 and 127,474,458 shares authorized at September 30, 2024 and 2023, respectively;
Preferred Series D; 84,572,538 shares authorized, 363,097 shares issued and outstanding at September 30, 2024 and 2023, respectively (preference in liquidation of $159,000 at September 30, 2024 and 2023)	363	363
Preferred Series C; 24,874,079 and 26,085,378 shares authorized at September 30, 2024 and 2023, respectively; 458 and 1,211,757 shares issued and outstanding at September 30, 2024 and 2023, respectively (preference in liquidation of $4,049 and $10,696,895 at September 30, 2024 and 2023, respectively)	-	1,212
Preferred Series A; 83,859 shares authorized; 648 shares issued and outstanding at September 30, 2024 and 2023 (preference in liquidation of $836 at September 30, 2024 and 2023)	1	1
Common stock; $0.001 par value; 5,000,000,000 shares authorized; 4,577,306 and 28,718 shares issued and outstanding at September 30, 2024 and 2023 respectively	4,577	29
Additional paid-in capital	2,290,659,971	2,071,112,969
Accumulated deficit	(2,319,220,938)	(1,862,162,037)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT) ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS	(28,556,026)	208,952,537
Noncontrolling interest	12,010,149	63,855,573
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(16,545,877)	272,808,110
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$178,631,289	$421,705,730

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2024	2023
Revenue from sale of vehicles	$1,094,322	$366,000
Cost of revenues	16,894,100	273,882
Gross profit / (loss)	(15,799,778)	92,118

Operating expenses:
General and administrative	$181,947,541	$215,846,132
Research and development	74,889,400	77,387,336
Impairment of goodwill	30,062,727	63,988,000
Impairment of intangible assets	73,447,067	5,873,000
Impairment of right-of-use assets	11,505,001	-
Impairment of property, plant, and equipment, and other noncurrent assets	4,174,935	14,770,000
Loss from operations	(391,826,449)	(377,772,350)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(54,653,033)	(506,238,038)
Other financing costs - initial recognition of warrants	(13,652,762)	-
Other financing costs - ELOC commitment fee	(6,000,000)	-
Gain/(loss) on warrants and derivative liability revaluation	4,503,099	(116,256,212)
Gain/(loss) on extinguishment of debt	(655,721)	(6,246,089)
Loss on financing	-	(8,934,892)
Gain/(loss) on disposal of fixed assets	(511,838)	386,377
Interest expense	(49,377,125)	(4,993,140)
Other income, net	2,458,578	2,407,034
Total other income (expense)	(117,888,802)	(639,874,960)
Net loss before income tax benefit	$(509,715,251)	$(1,017,647,310)

Income tax benefit/ (provision)	3,888,700	10,988,482
Net loss	$(505,826,551)	$(1,006,658,828)

Net loss attributable to noncontrolling interest	(48,767,650)	(34,404,246)
Net loss attributable to stockholders	$(457,058,901)	$(972,254,582)

Waived/(accrued) accumulated preferred dividends and other capital transactions with Preferred stock owners	(13,902,843)	7,360,397

Net loss attributable to common stockholders after preferred dividends and other capital transactions with Preferred stock owners	$(470,961,744)	$(964,894,185)

Net Loss per Share	$(1,425.61)	$(157,405.25)

Weighted average shares outstanding, basic and diluted	330,358	6,130

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(505,826,551)	$(1,006,658,828)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	40,432,688	85,441,869
Deferred income taxes	(3,891,900)	(10,990,882)
Depreciation and amortization	21,984,312	16,388,299
Amortization of debt discount and other non-cash interest expense	48,790,729	862,045
Impairment of intangible assets	73,447,067	5,873,000
Impairment of goodwill	30,062,727	63,988,000
Impairment of right-of-use assets	11,505,001	-
Impairment of property, plant, and equipment, and other noncurrent assets	4,174,935	14,770,000
Write-down of inventory to net realizable value	15,578,429	1,000,284
Other financing costs - ELOC commitment fee	6,000,000	-
Other financing costs - initial recognition of derivative liabilities	54,653,033	506,238,038
Other financing costs - initial recognition of warrants	13,652,762	6,814,000
Revaluation of derivative liabilities	(4,503,099)	116,256,212
Loss/(gain) on extinguishment of debt	655,721	6,246,089
Loss/(gain) on assets disposal	511,838	(386,377)
Non-cash financing loss on over-exercise of warrants	-	8,934,892

Changes in operating assets and liabilities:
Accounts receivable	547,455	-
Inventories	(36,274,528)	(17,807,297)
Prepaids and other assets	8,420,150	(22,687,245)
Accounts payable	25,227,125	7,784,136
Accrued expenses and other liabilities	9,752,481	38,500,352
Right-of-use assets and lease liabilities	(455,856)	261,222
Net cash used in operating activities	(185,555,481)	(179,172,191)

Cash Flows from Investing Activities
Purchase of equipment	(14,748,055)	(14,508,004)
Acquisition of MTI business	(1,400,000)	-
Purchase of intangible assets	-	(498,431)
ELMS assets purchase	-	(92,916,874)
Net cash used in investing activities	(16,148,055)	(107,923,309)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable with attached warrants	61,701,576	170,000,000
Payment of notes payable	(4,945,832)	(20,694,353)
Proceeds from issuance of common stock and prefunded warrants	-	196,999,970
Reimbursement for over issuance of shares	-	17,721,868
Payments to acquire treasury stock	-	(5,610,600)
Net cash provided by financing activities	56,755,744	358,416,885

Change in cash	(144,947,792)	71,321,385
Cash and restricted cash (in amount of $429,372), beginning of period	155,696,470	84,375,085
Cash and restricted cash (in amount of $426,851), ending of period	$10,748,678	$155,696,470

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$37,458	$122,501

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	$113,837,742	$627,836,463
Convertible notes and interest - conversion to common stock	49,894,130	167,070,343
Right-of-use assets obtained in exchange of operating lease liabilities	11,867,625	2,112,773
Issuance of Series E P/S in exchange for Series C P/S	8,605,241	-
Issuance of Notes and Warrants upon exchange of Series E P/S	7,866,592	-
Common stock issued to settle other derivative liability	6,508,995	-
Fair value of common stock issued to avoid fractional shares on reverse stock split	5,208,383
Extinguishment of accounts payable with recognition of derivatives	4,623,655	-
Decrease of noncontrolling interest upon additional investments into subsidiary	3,077,774	-
Common stock issued to extinguish other liabilities	639,146	5,524,838
Reclassification of derivatives to equity upon authorization of common shares	-	47,818,882
Notes issued to extinguish liability to issue stock		11,597,571
Waiver of dividends by stockholders	-	7,387,808
Extinguishment of operational liabilities by sale of property	-	760,669
Extinguishment of financial liabilities by sale of property	-	238,259

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. The Company has also recently expanded its commercial dealer network to seven dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England and Mid-Atlantic markets.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether sales demand and traction for its vehicles will continue, how long the Company’s competitive advantage with its commercial vehicle line up will continue, whether federal, state and other electric vehicle incentive programs will continue, the outcome of the Company’s application to DOE for $55 million in matching DOE funds to support its U.S. manufacturing capabilities and whether the Company will be successful with its battery development initiatives or meet its projected battery production, certification and sales timelines. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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